                                  EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT



We have issued our report dated April 30, 1996 accompanying the consolidated financial statements and schedules of York Research Corporation and subsidiaries appearing in the 1996 Annual Report on Form 10-K for the year ended February 28, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

New York, New York
October __, 1996